Exhibit 10.5

Carlsmed, Inc.

Inducement Stock Option Grant Notice

Carlsmed, Inc. (the “Company”) hereby grants to you (“Optionholder”) an option to purchase the number of shares of the Common Stock set forth below (the “Option”). The Company maintains the Carlsmed, Inc. 2025 Equity Incentive Plan (the “Plan”), which provides the general terms and conditions for certain equity incentive awards to the Company’s employees, consultants and directors. The Option is not awarded pursuant to or under the Plan, but rather is intended to constitute a non-plan based “inducement grant” as described in Nasdaq Listing Rule 5635(c)(4). Nonetheless, the terms and provisions of the Plan are hereby incorporated into this Stock Option Grant Notice (the “Grant Notice”) and related Stock Option Agreement (the “Option Agreement”) by this reference, as though fully set forth herein, as if this award was granted pursuant to the Plan.

Your Option is subject to all of the terms and conditions set forth in this Grant Notice, the Option Agreement, the Notice of Exercise and the Plan, all of which are attached hereto and incorporated herein in their entirety. The Option is a material inducement for your entry into employment with the Company within the meaning of Rule 5635(c)(4) of the Nasdaq Listing Rules. Accordingly, the Option has been granted outside of the Plan, and the Option shall not count toward the shares reserved under the Plan. However, the Option will be governed in all respects as if issued under the Plan. Unless otherwise defined herein, capitalized terms not explicitly defined in this Grant Notice but defined in the Option Agreement or the Plan will have the same definitions as in the Option Agreement or the Plan, as applicable.

Optionholder:	Richard Heppenstall
Date of Grant:	September 28, 2026
Vesting Commencement Date:	September 28, 2026
Number of Shares of Common Stock Subject to Option:	180,137
Exercise Price (Per Share):	$14.180
Total Exercise Price:	$2,554,343
Expiration Date:	September 27, 2036

Type of Grant:	Nonstatutory Stock Option
Exercise and Vesting Schedule:	Subject to the Optionholder’s Continuous Service through each applicable vesting date, the Option will vest as follows:

25% of the shares of Common Stock subject to the Option shall vest on the first (1st) anniversary of the Vesting Commencement Date and 6.25% of the shares of Common Stock subject to the Option shall vest on each of the next twelve (12) quarterly anniversaries thereafter.

Optionholder Acknowledgements:	By your signature below or by electronic acceptance or authentication in a form authorized by the Company, you understand and agree that:

•
The Option is governed by this Grant Notice, the Option Agreement, the Notice of Exercise and the Plan, all of which are made a part of this document. Unless otherwise provided in the Plan, this Grant Notice and the Option Agreement may not be modified, amended or revised except in a writing signed by you and a duly authorized officer of the Company.
•
You consent to receive this Grant Notice, the Option Agreement, the Plan and any other Option-related documents by electronic delivery and to receive the Option through an online or electronic system established and maintained by the Company or another third party designated by the Company.
•
You have read and are familiar with the provisions of this Grant Notice, the Option Agreement, the Notice of Exercise and the Plan. In the event of any conflict between the provisions in this Grant Notice or the Option Agreement and the provisions of the Plan, the provisions of the Plan will control; provided, however, for the avoidance of doubt, the Option is not being granted pursuant to the Plan.

•
As of the Date of Grant, this Grant Notice, the Option Agreement, the Notice of Exercise and the Plan set forth the entire understanding between you and the Company regarding the Option, with the exception of (i) any applicable compensation recovery or clawback policy that is adopted by the Company or is required by Applicable Law; and (ii) any written employment, offer letter, severance or other agreement, or any written severance plan or policy, in each case that specifies the terms that should govern the Option.
•
Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Carlsmed, Inc.		Optionholder:
By:	/s/ Michael Cordonnier	/s/ Richard Heppenstall
	Signature	Signature
Date:	September 28, 2026	Date:	September 28, 2026
Title:	Chief Executive Officer

Attachments: Inducement Stock Option Agreement, 2025 Equity Incentive Plan, Notice of Exercise

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Attachment I

Carlsmed, Inc.

Inducement Stock Option Agreement

As a material inducement to your decision to accept employment with Carlsmed, Inc. (the “Company”), the Company hereby grants to you an option to purchase a number of shares of Common Stock (the “Option”) at the exercise price indicated in your Stock Option Grant Notice (the “Grant Notice”) and this Stock Option Agreement (the “Option Agreement”). This is an inducement grant under Rule 5635(c)(4) of the Nasdaq Listing Rules. Accordingly, the Option has been granted outside the Plan and the Option shall not count toward the shares reserved under the Plan. You expressly acknowledge that the terms of the Plan shall be incorporated herein by reference and shall constitute part of this Option Agreement. The Company and you further acknowledge and agree that the signatures of the Company and you on the Grant Notice shall constitute acceptance of all of the terms of this Option Agreement and agreement to be bound by the terms of the Option Agreement and the Plan. Capitalized terms not explicitly defined in this Option Agreement but defined in the Grant Notice or the Plan will have the same definitions as in the Grant Notice or Plan, as applicable.

The general terms and conditions applicable to your Option are as follows:

1.
Governing Plan Document. Although your Option is not granted under the Plan, your Option is subject to all the provisions of the Plan, including but not limited to the provisions in:
(a)
Section 6 regarding the impact of a Capitalization Adjustment, dissolution, liquidation, or Change in Control on your Option;
(b)
Section 9(e) regarding the Company’s retained rights to terminate your Continuous Service notwithstanding the grant of the Option; and
(c)
Section 8 regarding certain tax consequences of your Option.

Your Option is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the Option Agreement and the provisions of the Plan, the provisions of the Plan will control.

2.
Vesting. Your Option will vest as provided in your Grant Notice, subject to the provisions contained herein and the terms of the Plan. Vesting will cease upon the termination of your Continuous Service.
3.
Exercise.
(a)
You may generally exercise the vested portion of your Option for whole shares of Common Stock at any time during its term by delivery of payment of the exercise price and applicable withholding taxes and other required documentation to the Plan Administrator in accordance with the exercise procedures established by the Plan Administrator, which may include an electronic submission. Please review Sections 4(i), 4(j) and 7(b)(v) of the Plan, which may restrict or prohibit your ability to exercise your Option during certain periods.
(b)
To the extent permitted by Applicable Law, you may pay your Option exercise price as follows:
(i)
cash, check, bank draft or money order;
(ii)
subject to Company and/or Committee consent at the time of exercise, pursuant to a “cashless exercise” program as further described in Section 4(c)(ii) of the Plan if at the time of exercise the Common Stock is publicly traded;
(iii)
subject to Company and/or Committee consent at the time of exercise, by delivery of previously owned shares of Common Stock as further described in Section 4(c)(iii) of the Plan; or

(iv)
subject to Company and/or Committee consent at the time of exercise, if the Option is a Nonstatutory Stock Option, by a “net exercise” arrangement as further described in Section 4(c)(iv) of the Plan.
(c)
By accepting your Option, you agree that you will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to any shares of Common Stock or other securities of the Company held by you, for a period of one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act or such longer period as the underwriters or the Company will request to facilitate compliance with FINRA Rule 2241 or any successor or similar rules or regulation (the “Lock-Up Period”); provided, however, that nothing contained in this Section 3(c) will prevent the exercise of a repurchase option, if any, in favor of the Company during the Lock-Up Period. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your shares of Common Stock until the end of such period. You also agree that any transferee of any shares of Common Stock (or other securities) of the Company held by you will be bound by this Section 3(c). The underwriters of the Company’s stock are intended third party beneficiaries of this Section 3(c) and will have the right, power and authority to enforce the provisions hereof as though they were a party hereto.
4.
Term. You may not exercise your Option before the commencement of its term or after its term expires. The term of your Option commences on the Date of Grant and expires upon the earliest of the following:
(a)
immediately upon the termination of your Continuous Service for Cause;
(b)
three months after the termination of your Continuous Service for any reason other than Cause, Disability or death;
(c)
12 months after the termination of your Continuous Service due to your Disability;
(d)
12 months after your death if you die during your Continuous Service;
(e)
immediately upon a Change in Control if the Board has determined that the Option will terminate in connection with a Change in Control;
(f)
the Expiration Date indicated in your Grant Notice; or
(g)
the day before the 10th anniversary of the Date of Grant.

Notwithstanding the foregoing, if you die during the period provided in Section 4(b) or 4(c) above, the term of your Option will not expire until the earlier of (i) 12 months after your death, (ii) upon any termination of the Option in connection with a Change in Control, (iii) the Expiration Date indicated in your Grant Notice, or (iv) the day before the tenth anniversary of the Date of Grant. Additionally, the Post-Termination Exercise Period of your Option may be extended as provided in Section 4(i) of the Plan.

To obtain the federal income tax advantages associated with an Incentive Stock Option, the Code requires that at all times beginning on the date of grant of your Option and ending on the day three months before the date of your Option’s exercise, you must be an Employee, except in the event of your death or Disability. If the Company provides for the extended exercisability of your Option under certain circumstances for your benefit, your Option will not necessarily be treated as an Incentive Stock Option if you exercise your Option more than three months after the date your employment terminates.

5.
Withholding Obligations. As further provided in Section 8 of the Plan: (a) you may not exercise your Option unless the applicable tax withholding obligations are satisfied; and (b) at the time you exercise your Option, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state,

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local and non-U.S. tax withholding obligations, if any, which arise in connection with the exercise of your Option in accordance with the withholding procedures established by the Company. Accordingly, you may not be able to exercise your Option even though the Option is vested, and the Company will have no obligation to issue shares of Common Stock subject to your Option, unless and until such obligations are satisfied. In the event that the amount of the Company’s withholding obligation in connection with your Option was greater than the amount actually withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.
6.
Incentive Stock Option Disposition Requirement. If your Option is an Incentive Stock Option, you must notify the Company in writing within 15 days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of your Option that occurs within two years after the date of your Option grant or within one year after such shares of Common Stock are transferred upon exercise of your Option.
7.
Transferability. Except as otherwise provided in Section 4(e) of the Plan, your Option is not transferable, except by will or by the applicable laws of descent and distribution, and is exercisable during your life only by you.
8.
Change in Control. Your Option is subject to the terms of any agreement governing a Change in Control of the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on your behalf with respect to any escrow, indemnities and any contingent consideration.
9.
No Liability for Taxes. As a condition to accepting the Option, you hereby (a) agree to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from the Option or other Company compensation and (b) acknowledge that you were advised to consult with your own personal tax, financial and other legal advisors regarding the tax consequences of the Option and have either done so or knowingly and voluntarily declined to do so. Additionally, you acknowledge that the Option is exempt from Section 409A only if the exercise price is at least equal to the “fair market value” of the Common Stock on the date of grant as determined by the Internal Revenue Service and there is no other impermissible deferral of compensation associated with the Option. Additionally, as a condition to accepting the Option, you agree not to make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates in the event that the Internal Revenue Service asserts that such exercise price is less than the “fair market value” of the Common Stock on the date of grant as subsequently determined by the Internal Revenue Service.
10.
Severability. If any part of this Option Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Option Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Option Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
11.
Other Documents. You hereby acknowledge receipt of or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act. In addition, you acknowledge receipt of the Company’s Insider Trading Policy.

* * * *

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Attachment II

2025 Equity Incentive Plan

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Attachment III

Carlsmed, Inc. Notice of Exercise

Carlsmed, Inc. 1800 Aston Ave Suite 100
Carlsbad, CA 92008	Date of Exercise:

This Notice of Exercise (the “Notice of Exercise”) constitutes notice to Carlsmed, Inc. (the “Company”) that I elect to purchase the below number of shares of Common Stock of the Company (the “Shares”) by exercising my Option for the price set forth below. Capitalized terms not explicitly defined in this Notice of Exercise but defined in the Grant Notice, the Option Agreement or the Plan will have the same definitions as in the Grant Notice, the Option Agreement or the Plan, as applicable. Use of certain payment methods is subject to Company and/or Committee consent and certain additional requirements set forth in the Option Agreement and the Plan.

Type of Option (check one):

Date of Grant:	Incentive ☐	Nonstatutory ☐

Number of Shares as to which Option is exercised:

Certificates to be issued in name of:

Total exercise price:	$

Cash, check, bank draft or money order delivered herewith:	$

Value of _______ Shares delivered herewith:	$

Regulation T Program (cashless exercise):	$

Value of _______ Shares pursuant to net exercise:	$

By this exercise, I agree (i) to provide such additional documents as the Company may require pursuant to the terms of the Plan, (ii) to satisfy the tax withholding obligations, if any, relating to the exercise of this Option as set forth in the Option Agreement, and (iii) if this exercise relates to an Incentive Stock Option, to notify the Company in writing within 15 days after the date of any disposition of any of the Shares issued upon exercise of this Option that occurs within two years after the Date of Grant or within one year after such Shares are issued upon exercise of this Option.

I further agree that I will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to any Shares or other securities of the Company that I hold, for a period of 180 days following the effective date of a registration statement of the Company filed under the Securities Act or such longer period as the underwriters or the Company will request to facilitate compliance with FINRA Rule 2241 or any successor or similar rules or regulation (the “Lock-Up Period”); provided, however, that nothing contained in this paragraph will prevent the exercise of a repurchase option, if any, in favor of the Company during the Lock-Up Period. I further agree to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters that are consistent with the foregoing or that are necessary to give further effect thereto. I further agree that in order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to Shares that I hold until the end of such period. I also agree that any transferee of any Shares (or other securities of the Company) that I hold will be bound by this paragraph. The underwriters of the Company’s stock are intended third party beneficiaries of this paragraph and will have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

Very truly yours,

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